Exhibit 10

                                      (Translation; Original Document in Hebrew)

                              EMPLOYMENT AGREEMENT
                              --------------------

Made and entered into at Tel Aviv on the 5th day of March 1998

Between:    Ampal Industries (Israel) Ltd.
            Of 111 Arlozorov Street, Tel Aviv
                                              (hereinafter called "the Company")

And:        Shlomo Meichor, holder of Identity Number 5428036
            Of 7 Ha'Alah Street, Kfar Saba
                                             (hereinafter called "the Employee")

Whereas The Company requires an employee having the capability fulfill the function of chief financial officer - CFO of the Company with full control of Ampal - American Israel Corporation;

And Whereas The Employee declares that he has furnished to the Company all such information as is likely to be relevant with respect to its decision to accept him for employment, as well as being suitable to carrying out of the foregoing function from the point of view of his qualifications and experience, and that there is nothing either in law or otherwise to prevent his being engaged by the Company;

And Whereas The Company is desirous of engaging the Employee on the strength of his declarations and upon the terms and conditions prescribed in this contract;

And Whereas The Employee is desirous of being engaged by the Company upon such terms and conditions;

Now therefore the parties have reached agreement as to the terms of the contractual arrangements between them as follows:

General

1. The preamble to this Agreement shall be considered as being an integral part thereof, and the law relating thereto as being further provisions of the Agreement.

2. This Agreement shall regulate the terms of the contractual arrangements between the Employee and to Company in all matters connected with the period of the employment of the Employee by the Company and resulting therefrom, including the scope of the employment, the expectations of the Company, the terms of the employment, the remuneration and the social benefits, as well as the rules and procedures within the context of such employment.

3. Save as is otherwise prescribed by law, this Agreement fully covers all the rights of the Employee, and in the event of any inconsistency between this Agreement and a right which derives from any other source, the provisions of this Agreement shall prevail.

Trust and Confidentiality

4. The Employee shall be obliged to devote all his qualifications, knowledge and experience towards his employment with the Company, and to act to the best of his ability within the scope of his employment for the promotion of the interests of the Company and the success thereof.

5. During the period of his employment with the Company, the Employee shall not be entitled to work, either for or without reward, for any other employer whatsoever or to be connected either directly or indirectly with any occupation or other business whatsoever, unless he shall have obtained the approval of the Company. Without derogating from the foregoing, it is agreed on behalf of the parties that the Employee shall be entitled, for a reasonable period of time, to continue to provide support to his previous place of employment provided that the furnishing of such foregoing support shall not adversely affect and/or interfere with the carrying out of his function in accordance with this Agreement.

6. The Employee shall fulfill his function with devotion, responsibility, honesty and loyalty, and he shall refrain from any act or omission which could be likely to be prejudicial to the Company or to its good name or to cause the Company to suffer harm in any manner whatsoever.

7. During the period of the employment, and in connection with the carrying out of his employment with the Company, the Employee shall be precluded from receiving any consideration or benefit, either in cash or in any cash equivalent, from any entity whatsoever, other than from the Company, save for a monetary consideration receivable from his former place of employment with respect to the matters set out at the end of paragraph 5 hereof.

8. The Employee shall give immediate notice to the Company with respect to any matter with which he or any member of his family has any connection and in relation to which could be likely to raise any concern as to the presence of a conflict of interest between him and the Company.

9. The Employee shall maintain confidentiality with regard to all information of a confidential nature of the Company, which may be passed on to him or which may reach him during the period of his employment with the Company, shall not transmit the same to any person and shall not make any use thereof other than solely for the purposes of the Company or as directed by it.

      Confidential information or Company confidentiality for the purposes of this paragraph shall be deemed to be any knowledge or information belonging to the Company or connected therewith, other than that which is common knowledge, including information belonging to the Company relating to knowledge of a professional, technical, financial or commercial nature, or its business plans or trading programs or its contractual arrangements with suppliers, distributors or customers.

      This obligation shall be applicable to the Employee both during the period of his employment with the Company as well as once the employment relationship with the Company shall have come to an end for any reason whatsoever, and for as long as the information shall not have become public property other than as a result of any act or omission on the part of the Employee.

      For a period of 12 months from the date upon which the employment relationship between the Employee and the Company shall have come to an end for any reason whatsoever, or in the event of the Company having exercised its right in accordance with paragraph 22 hereunder - from the actual date of the cessation of the Employee's employment, the Employee shall not be entitled to be employed by or to be connected, either directly or indirectly, whether as a salaried employee, as a self-employed person, as a partner, as a shareholder, as a consultant, as a director or in any other form, with any entity which is in competition with the Company.

      Furthermore the Employee shall not be entitled, during the aforesaid period, to make use of any connections with customers or suppliers of the Company or trading or professional connections of the Company, which had been created or utilized within the scope of his employment with the Company, and he shall not be entitled to engage any of the employees of the Company which he had come to know during the period of his employment with the Company.

Scope and Hours of Work

10. (a) The regular working week of the Company consists of five working days (Sunday to Thursday).

      (b) The Employee shall make himself available to the Company during regular working hours as well as in excess thereof in any place either in Israel or abroad as may be required, and as shall be requested under the conditions of employment and according to the dictates of the function.

      (c) The Employee declares that he is aware that his function within the Company is such as to require a special measure of personal trust and his hours of work shall be such as the demands of his function shall dictate, and accordingly the Hours of Work and Rest Law 1951 shall not be applicable with respect to his engagement by the Company.

            The Employee has drawn to the attention of the Company that he observes the Sabbath and Festival Days and the Company agrees and hereby confirms that it shall not require that the Employee shall offer his services to the Company on the days or times which are considered as being sabbatical according to the Jewish religion.

            Without derogating from the generality of the foregoing, it is made clear to the Employee that it is likely that he will be required to work "overtime" or to be occupied during "the period of weekly rest" without being entitled by reason thereof to "overtime pay" or to any "period of weekly rest pay" (as these terms are defined in the foregoing Law), and that it correctly assumes that he will assent positively to each such requirements as aforesaid. The Employee acknowledges that in the monthly remuneration to which he is entitled under this contract, there is on this account appropriate consideration for his working "overtime" and during "the period of weekly rest".

Undertakings of the Company

11. In consideration for the fulfillment by the Employee of his obligations in accordance with this contract, he shall be entitled to receive from the Company the monthly salary, bonuses, leave and benefits, as set forth in paragraphs 12, 13 and from 15 to 20 hereunder (hereinafter called "the Consideration").

      The foregoing Consideration covers all the payments, benefits, enjoyments and ancillary rights to which the Employee shall be entitled with respect to his employment with the Company.

      It is made clear, and the Employee is aware, and it is agreed between the parties, that the Consideration in accordance with this contract has been determined on the basis of the assumption and the agreement that it fully covers all his entitlements in connection with his employment with the Company and upon the termination thereof, and that the Company shall have no further expense in connection with the engagement of the Employee in addition to that which is expressly set forth in this contract. It is agreed that should it be determined by any competent judicial body that any consideration or right whatsoever is due to the Employee over and above the entitlements accorded to him by virtue of this contract, the entitlements included in this contract which are in excess of those due to the Employee by operation of law, shall be retrospectively cancelled and the Employee shall be obliged to refund to the Company the difference between the entitlements paid to him in accordance with the contract and those entitlements which became due to him by operation of law.

Salary

12. (a) The inclusive monthly salary (gross) which shall be payable to the Employee on the date of commencement of his employment shall be an amount equal to $12,000 in New Israeli Shekels in accordance with the representative rate of the dollar as published immediately prior to the date of payment of the monthly Salary (hereinafter called "the Salary").

      (b) The Salary of the Employee shall be linked to the representative rate of the United States dollar as shall be published from time to time by the Bank of Israel (hereinafter called "the Representative Rate"). The Salary shall be revised accordingly at the beginning of each month in accordance with the most recently published Representative Rate as at the date of payment of the Salary. The base Representative Rate for the purposes of the calculation of the linkage under this paragraph shall be the most recent Representative Rate prior to the commencement of the employment of the Employee - NIS 3.582 to the $1.

            In addition to the foregoing, the Salary of the Employee shall be revised once per annum on the first day of the month following the date upon which the annual rate of inflation shall have been published in the United States, to the extent of the annual rate of inflation in the United States for the previous financial year. The linkage to the annual rate of inflation in the United States as heretofore set out shall be in substitution of any cost of living supplements paid in accordance with the relevant general collective agreements, and the linkage as aforesaid shall be regarded as being on account of such cost of living supplements.

      (c) Once per annum and after publication of the annual balance sheet, the Management of the Company shall investigate the possibility of altering or revising the Salary. The manner of such investigation shall be based upon an evaluation of the Consideration of the Employee and his qualifications and on the state of the Company.

      (d) The Employee shall be entitled to twelve Salary payments per annum.

      (e) From the amounts payable to the Employee income tax, national insurance and any tax or other payment which shall be due from time to time on any amount payable by an employer to an employee, shall be deducted, all as shall be prescribed by law and/or in the relevant regulations and subject to the provisions of this contract.

Annual Leave

13. (a) The quota of annual days of leave to which the Employee shall be entitled is one month during each year of employment.

      (b) The dates of leave shall be coordinated with the managing director of the Company, while taking into consideration to such extent as is possible, the wishes of the Employee and his needs.

      (c) The Employee shall be entitled to accumulate leave up to a maximum number of days leave due on account of three years of employment. Where the Employee has available to him additional days of leave beyond those which he is permitted to accumulate, the Employee shall be entitled to redeem such leave. In the event of the redemption of such days of leave, the tax chargeable shall be deducted and shall be remitted to the tax authorities.

      (d) Upon termination of the employment relationship, the Company shall pay a redemption in an amount equivalent to the remuneration which had been due to the Employee for the days of leave which had not be utilized during the period of his employment with the Company.

Military Reserve Duty

14. (a) The Employee shall be obliged to give notice to the Company as soon as possible as to any call up for military reserve duty, and at the request of the Company the Employee shall sign any application form for the deferment of such military reserve duty.

      (b) The Company shall pay to the Employee for the period of his military reserve duty the full remuneration as though he had been working in the ordinary course.

      (c) The Employee shall be obliged to pass on to the Company all verifications for the purpose the collection of recompense for military reserve duty from the National Insurance Institute, as well as any amount which shall have been received from any other entity whatsoever with respect to military reserve duty.

Sick Leave

15. (a) The monthly Salary shall be payable even though the Employee may have been compelled to be absent from work by reason of illness, for a period not exceeding 30 days of illness per annum.

      (b) In the event of an absence by reason of illness, the Employee shall be obliged to notify the Company as soon as possible as to such illness and as to the estimated period of his absence, and to furnish the Company with certificates relating to such illness upon his return to work.

Vehicle, Telephone and Newspapers

16. (a) The Company shall place at the disposal of the Employee a vehicle, as shall be agreed between him and the general manager of the Company, the price of which shall not be in excess of the sum of NIS __________, and a mobile telephone device, and shall bear all the costs of the maintenance thereof, both fixed and variable, including on going maintenance, insurance, duties and various taxes.

[Handwritten margin note] The matter of the vehicle shall be agreed between both parties as soon as possible.

            The Company shall gross up the tax due by the Employee as a result of the vehicle and mobile telephone being placed at his disposal. For the sake of clarity, it is hereby recorded that the Company shall not bear any fines imposed him with respect to the vehicle as aforesaid.

      (b) The Company shall bear for at its expense the maintenance and use costs of the telephone at the home of the Employee. In order to avoid any doubt it is hereby agreed that the Company shall not gross up the tax due by the Employee with respect to the matters provided for in this sub paragraph.

      (c) The Company shall take out a subscription to the "Ha'Aretz" and "Globes" newspapers on behalf of the Employee.

Reimbursement of Board and Lodging Expenses

17. The Company shall reimburse the Employee with respect to board and lodging expenses and other expenses incurred during the course of the fulfillment of his function in pursuance of periodic returns to which the appropriate documentation has been attached, according to such Company procedure as shall be in effect from time to time.

Convalescence Payments

18. The Company shall make convalescence payments to the Employee with respect to 13 days of convalescence per annum in accordance with the daily convalescence tariff payable at the Bank Hapoalim. Such convalescence payments shall be made once per annum in the Salary for the month .................as is customary with the Company.

Advanced Studies Fund

19. The Company shall make a monthly payment with respect to the Employee to an advanced studies fund of his choice being 7.5% of the monthly Salary as defined in paragraph 11 hereof, and at the same time an amount equivalent to 2.5% of the monthly Salary shall be deducted from the remuneration of the Employee, subject to the rules of the fund and to the provisions of the Income Tax Ordinance having reference.

      The Company shall gross up the tax due by the Employee as a result of the difference between the level of the payments to be remitted in accordance with the pro rata share of his Salary as compared with the permitted ceiling in accordance with the income tax regulations as prescribed from time to time.

      Upon the termination of the employment of the Employee with the Company for any reason whatsoever, the Company shall procure the transfer of the rights and the release of all monies contained in the advanced studies fund to and in favor of the Employee.

Management Insurance, Benefits and Loss of Capacity

20. (a) The Company shall insure the Employee under management insurance or under any other form of insurance as the Employee may elect.

      (b) The Company shall every month pay an amount equivalent to 13 1/3rd % of the Salary as defined in paragraph 11 hereof for the insurance set forth in sub paragraph (a), of which 5% shall be with respect to benefits and 8 1/3rd % shall be with respect to severance pay, while an amount equivalent to 5% of the Salary, being the share of the Employee with respect to benefits, shall be deducted every month and remitted to the insurance company.

      (c) In addition to the payments under sub paragraph (b) the Company shall every month pay 2 1/2 % of the Salary with respect to loss of earning capacity insurance.

      (d) The Company undertakes that during the whole period of the engagement of the Employee by it, a full management insurance policy shall be provided, that is to say, during the whole period it shall comprise an amount of money which shall not be less than the equivalent of the most recent Salary of the Employee under such circumstances that it multiplies by the number of his years of service in the Company. For the sake of clarity it is recorded that the provisions of this paragraph shall also apply with respect to the allocation of benefits.

            The Company undertakes to pay to the Employee the difference - should there be any such - between the amounts which the Company sets aside with respect to severance pay as undertaken for the period of the employment of the Employee with the Company together with the linkage differentials and profits on such amounts set aside, and the amount of the severance pay which would have been due to the Employee in accordance with the Severance Pay Law 1963.

      (e) The insurance policy in the name of the Employee shall be owned by the Company, and shall be transferred into the ownership of the Employee in the case of the termination of the employment relationship, save in the event that the employment relationship shall have been brought to an end under stringent circumstances including a breach of trust or should the Employee be convicted of an offense involving disgrace, in which event the Company shall be entitled to deny the Employee the amounts accumulated under the policy on account of severance pay.

      (f) The Employee agrees that the setting aside by the Company as heretofore set forth in this paragraph shall be in substitution of severance pay as provided for in section 14 of the Severance Pay Law 1963.

Termination of the Employment Relationship

21. The Company and the Employee shall be entitled to terminate the employment relationship at any time upon prior notice. During the course of the first year, the period of prior notice shall be two months. Any variation with respect to the duration of the period of prior notice in the second year and thereafter shall be by agreement in writing between the parties.

22. The Company shall be entitled to waive its de facto employment of the Employee during the prior notice period, either in its entirety or in part, and the Company shall also be entitled to terminate the employment relationship forthwith provided that it pays to the Employee the prior notice consideration.

23. Upon the employment relationship between the Employee and the Company being brought to an end, for any reason whatsoever, the Employee shall be obliged to hand over the office held by him in an orderly form to any person to whom the Company shall so direct, and to deliver to the Company all the documentation, information, equipment and material which had reached him or had been prepared by him in connection with his employment.

24. In the event that the employment relationship shall be brought to an end under circumstances of a breach of trust or in the event that the Employee shall have been convicted of an offense involving disgrace, the entitlement of the Employee to prior notice and to severance pay shall be denied to him.

25. In the event of discharge other than in the circumstances referred to in paragraph 24 hereof, the Company shall continue to pay to the Employee his Salary for a period of adaptation of four (4) months, this being over and above the period of prior notice as set forth in paragraph 21 hereof.

      For the purposes of the computation of the prior notice consideration for the period of adaptation, all the bonuses and the social benefits, apart from the remuneration, shall be taken into account as though the Employee was continuing to be employed by the Company.

General Provisions

26. Any payment due to the Employee by the Company under this Agreement shall be subject to the deduction therefrom of any tax or other compulsory payment which may be due by reason thereof according to law.

27. The terms of the contractual arrangements as set forth in this Agreement are personal and confidential.

28. The provisions of this Agreement entered into force with effect from 1st March 1998.

29. (a) The addresses of the parties are those as indicated in the preamble to this Agreement, or any different address concerning which either party shall have been notice thereof to the other.

      (b) Any notice sent by either party to the other to the foregoing addresses shall be considered to have reached its destination within 7 days from the date on which it had been dispatched by registered post.


In witness whereof the parties have affixed their signatures:


"signed"                                        "signed"
Ampal Industries (Israel) Ltd.                  Shlomo Meichor